Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
  Pro Forma Condensed Combined Financial Statements
     The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Omniture, Inc. (“Omniture”), Touch Clarity Limited (“Touch Clarity”), Visual Sciences, Inc. (“Visual Sciences”) and Offermatica Corporation (“Offermatica”), after giving effect to the Touch Clarity, Visual Sciences and Offermatica acquisitions and adjustments described in the following footnotes, and are intended to reflect the impact of these acquisitions on Omniture on a pro forma basis.
     The unaudited pro forma condensed combined balance sheet reflects the acquisitions of Visual Sciences and Offermatica as if they had been consummated on September 30, 2007 and includes pro forma adjustments for preliminary valuations of certain assets and liabilities by Omniture management. These adjustments are subject to further revision upon finalization of the Offermatica asset and liability valuations and upon completion of the contemplated acquisition of Visual Sciences and related asset and liability valuations. Touch Clarity’s balance sheet is included within Omniture’s historical consolidated September 30, 2007 balance sheet.
     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines Omniture’s historical results for the year ended December 31, 2006 with Touch Clarity’s, Visual Sciences’ and Offermatica’s historical results for the year ended December 31, 2006. The Touch Clarity condensed consolidated statement of operations has been converted from British pounds to U.S. dollars at the average daily exchange rate for the year ended December 31, 2006 of 1.8398 U.S. dollars per British pound. The unaudited pro forma condensed combined statement of operations and basic and diluted net loss per share for the year ended December 31, 2006 exclude the cumulative effect of a change in accounting principle of $13,000 related to Visual Sciences.
     The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 combines Omniture’s historical results for the nine months ended September 30, 2007, which include Touch Clarity’s results beginning March 2007, with Touch Clarity’s historical results for the two-month period ended February 28, 2007 and both Visual Sciences’ and Offermatica’s historical results for the nine months ended September 30, 2007. The Touch Clarity condensed consolidated statement of operations for the two-month period ended February 28, 2007 has been converted from British pounds to U.S. dollars at the average daily exchange rate for the first two months of 2007 of 1.9642 U.S. dollars per British pound.
     The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Omniture’s, Touch Clarity’s, Visual Sciences’ and Offermatica’s operations.

Reclassifications

     Certain reclassifications have been made to conform Touch Clarity’s, Visual Sciences’ and Offermatica’s historical reported results to Omniture’s historical basis of presentation. The reclassifications are as follows:
A.	To reclassify Visual Sciences’ advertising revenue to professional services and other revenue to conform to Omniture’s presentation.

B.	To allocate Visual Sciences’ cost of revenues based on the revenue classifications presented to conform to Omniture’s presentation.

C.	To reclassify Offermatica’s net revenue to subscription revenues and professional services and other revenues to conform to Omniture’s presentation.

D.	To reclassify Offermatica’s engineering cost of revenues to cost of subscription revenues to conform to Omniture’s presentation.

E.	To allocate Offermatica’s engineering and operations expense based on the operating expense classifications presented to conform to Omniture’s presentation.

F.	To allocate Offermatica’s common operating costs including rent expense, depreciation expense and certain payroll tax expenses to conform to Omniture’s presentation.
Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price, amounts related to Touch Clarity’s, Visual Sciences’ and Offermatica’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, along with the amortization expense related to the estimated identifiable intangible assets and stock-based compensation, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.
     The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the acquisitions been consummated as of the dates indicated, or that may be achieved in the future. While some reclassifications of prior periods have been included in the unaudited pro forma condensed combined financial statements, further reclassifications may be necessary.
     The results of operations of Visual Sciences Technologies, LLC for the one month period ended January 31, 2006 were excluded from the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 because they were not material.
     The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting, with Omniture treated as the acquiring entity. Accordingly, consideration paid by Omniture related to the acquisitions of Visual Sciences and Offermatica will be allocated to Visual Sciences’ and Offermatica’s respective assets and liabilities, based on their respective estimated fair values as of the date of completion of each acquisition. The allocations are dependent upon certain valuations and other studies by Omniture management that have not been finalized. A final determination of the fair value of Visual Sciences’ assets and liabilities, which cannot be made prior to closing of the acquisition, will be based on the actual net tangible and intangible assets of Visual Sciences that exist as of the date of completion of the acquisition. The fair value of Offermatica’s assets and liabilities is also subject to change as more information becomes available and as the valuations are finalized. Accordingly, the pro forma purchase price adjustments are preliminary and subject to further adjustment. Increases or decreases in the fair value of relevant balance sheet amounts, including property and equipment, deferred revenue and intangible assets will result in adjustments to the balance sheet and/or statements of operations. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.
     Omniture expects to incur significant costs associated with integrating Visual Sciences and Offermatica and their respective businesses. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.
     These unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and accompanying notes in Omniture’s annual report on Form 10-K for the year ended December 31, 2006, as amended, the condensed consolidated financial statements and accompanying notes in Omniture’s quarterly report on Form 10-Q, the consolidated financial statements of Offermatica for the year ended December 31, 2006 and the nine months ended September 30, 2007 included in this Form 8-K/A and the joint proxy statement/prospectus dated December 12, 2007 related to the proposed merger of Visual Sciences and Omniture, Inc.

Touch Clarity Limited
     On March 1, 2007, Omniture acquired all of the outstanding voting stock of Touch Clarity, a provider of enterprise on-demand automated behavioral targeting solutions, based in London, England. Subsequent to the acquisition, Omniture changed the name of Touch Clarity to Omniture Limited.
     The preliminary aggregate purchase price paid by Omniture for Touch Clarity was approximately $61.2 million, which consisted of (1) initial cash consideration of $16.0 million paid upon the closing of the acquisition, (2) the fair value of substituted options, (3) acquisition-related costs, (4) a license payment to NetRatings of approximately $0.5 million related to the Touch Clarity acquisition, which Omniture elected to make in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006 and (5) additional deferred consideration consisting of $13.5 million paid in cash and the issuance of 0.8 million shares of Omniture common stock.
Offermatica Corporation
     On December 13, 2007, Omniture acquired all of the outstanding voting stock of Offermatica, an on-demand provider of A/B and multivariate testing solutions that enable companies to define and test the structure and other elements of their websites.
     The preliminary aggregate purchase price paid by Omniture for Offermatica was approximately $58.5 million, which consisted of (1) initial cash consideration of $30.0 million (of which $22.0 million was paid upon the closing of the acquisition and $8.0 million that was placed in escrow on the closing date to secure indemnity obligations of the Offermatica shareholders pursuant to the definitive agreement), (2) fair value of 1.1 million shares of Omniture common shares, net of issuance costs (3) acquisition-related costs and (4) a license payment to NetRatings of approximately $0.9 million related to the Offermatica acquisition, which Omniture elected to make in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006.
Visual Sciences, Inc.
     On October 25, 2007, Omniture entered into a merger agreement to acquire all of the outstanding voting stock of Visual Sciences, a provider of real-time web analytics applications. The acquisition will be accounted for under the purchase method of accounting.
     Under the terms of the acquisition, each outstanding share of Visual Sciences common stock will be converted into and represent the right to receive 0.49 of a share of Omniture common stock and $2.39 in cash. The acquisition is intended to qualify as a tax-free reorganization for federal income tax purposes. In connection with the acquisition, options to purchase Visual Sciences common stock that are outstanding at the time of closing will be assumed by Omniture and converted into options to purchase shares of Omniture common stock, based on an option exchange ratio pursuant to the terms of the merger agreement. Pursuant to the merger agreement, the actual number of shares of Omniture common stock issuable upon exercise of the assumed options pursuant to the assumption of Visual Sciences stock options will vary depending upon the average closing sales price of Omniture’s common stock for the ten most recent trading days ending on the last trading day prior to the closing of the acquisition.
     The preliminary aggregate purchase price to be paid by Omniture for Visual Sciences of approximately $431.4 million consisted of (1) cash consideration of $49.4 million, (2) fair value of Omniture common shares issued in exchange for Visual Sciences outstanding common stock, net of issuance costs, (3) fair value of vested Visual Sciences stock options assumed, (4) acquisition related costs and (5) a payment to NetRatings of approximately $2.3 million.

Omniture, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2007

				Pro Forma		Pro Forma
	Omniture	Visual Sciences	Offermatica	Adjustments		Combined
	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$54,901	$12,714	$163	$(67,778)	(a)	$—
Short-term investments	115,566	1,795	—	(11,628)	(a)	105,733
Accounts receivable, net	39,764	19,076	1,565	—		60,405
Deferred tax assets	—	749	—	(749)	(b)	—
Prepaid expenses and other current assets	3,496	3,030	244	—		6,770

Total current assets	213,727	37,364	1,972	(80,155)		172,908
Property and equipment, net	31,348	8,348	1,235	(886)	(c)	40,045
Intangible assets, net	33,788	22,640	—	(22,640)	(d)	157,025
				104,500	(h)
				18,737	(i)
Goodwill	55,445	59,001	—	(59,001)	(e)	456,602
				401,157	(j)
Deferred tax assets	—	14,614	—	(14,614)	(b)	—
Other assets	580	1,029	28	—		1,637

Total assets	$334,888	$142,996	$3,235	$347,098		$828,217

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$7,345	$1,746	$1,573	$—		$10,664
Accrued liabilities	14,006	9,600	1,444	22,684	(f)	47,734
Current portion of deferred revenues	37,171	20,415	131	(9,365)	(m)	48,352
Current portion of notes payable and revolving credit facility	4,026	4,000	2,000	(2,000)	(w)	8,026
Current portion of capital lease obligations	316	25	—	—		341
Other liabilities	—	—	188	—		188

Total current liabilities	62,864	35,786	5,336	11,319		115,305
Deferred revenues, less current portion	1,329	—	—	—		1,329
Notes payable, less current portion	1,962	—	—	—		1,962
Capital lease obligations, less current portion	228	31	—	—		259
Other liabilities	6,238	5,961	—	45,967	(n)	58,166
Commitments and contingencies
Convertible preferred stock	—	—	6,069	(6,069)	(g)	—
Stockholders’ equity (deficit):
Common stock	59	21	—	(21)	(g)	70
				11	(k)
Additional paid-in capital	310,401	155,220	49,062	(204,282)	(g)	699,319
				375,327	(k)
				13,591	(l)
Deferred stock-based compensation	(1,407)	—	—	—		(1,407)
Accumulated other comprehensive (loss) income	(345)	377	—	(377)	(g)	(345)
Accumulated deficit	(46,441)	(54,400)	(57,232)	111,632	(g)	(46,441)

Total stockholders’ equity (deficit)	262,267	101,218	(8,170)	295,881		651,196

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$334,888	$142,996	$3,235	$347,098		$828,217

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Omniture, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2006

		Touch	Visual				Pro Forma		Pro Forma
	Omniture	Clarity	Sciences	Offermatica	Reclassifications		Adjustments		Combined
	(in thousands, except per share data)
Revenues:
Subscription	$74,580	$3,860	$53,307	$—	$5,214	(C)	$(9,560)	(o)	$127,401
Net revenue	—	—	—	5,573	(5,573)	(C)	—		—
License	—	—	3,524	—	—		—		3,524
Advertising	—	—	2,377	—	(2,377)	(A)	—		—
Professional services and other	5,169	63	5,319	—	2,377	(A)	—		13,287
					359	(C)

Total revenues	79,749	3,923	64,527	5,573	—		(9,560)		144,212
Cost of revenues:
Cost of revenues	—	—	16,283	—	(16,283)	(B)	—		—
Subscription	28,827	1,685	—	—	10,103	(B)	(335)	(q)	56,395
					748	(D)	15,108	(s)
					30	(F)	229	(t)
Engineering	—	—	—	748	(748)	(D)	—		—
Amortization of intangible assets	—	—	2,646	—	—		(2,646)	(p)	—
Professional services and other	2,999	63	—	1,500	6,180	(B)	(2,024)	(q)	8,884
					112	(F)	(1,165)	(r)
							1,219	(t)

Total cost of revenues	31,826	1,748	18,929	2,248	142		10,386		65,279

Gross profit	47,923	2,175	45,598	3,325	(142)		(19,946)		78,933
Operating expenses:
Sales and marketing	35,227	2,765	26,450	3,092	132	(F)	(3,791)	(q)	77,180
							10,587	(s)
							2,718	(t)
Research and development	8,732	2,191	12,824	—	1,121	(E)	(2,555)	(q)	24,373
					73	(F)	1,987	(t)
General and administrative	12,107	2,972	14,277	—	1,526	(E)	(2,755)	(q)	31,208
					(347)	(F)	3,428	(t)
Engineering and operations	—	—	—	2,647	(2,647)	(E)	—		—
Amortization of intangible assets	—	—	3,202	—	—		(3,202)	(p)	—

Total operating expenses	56,066	7,928	56,753	5,739	(142)		6,417		132,761

Loss from operations	(8,143)	(5,753)	(11,155)	(2,414)	—		(26,363)		(53,828)
Interest income	2,117	20	696	59	—		(2,892)	(u)	—
Interest expense	(1,285)	(810)	(1,765)	—	—		—		(3,860)
Other (expense) income, net	(219)	(99)	4	—	—		—		(314)

Loss before provision for income taxes	(7,530)	(6,642)	(12,220)	(2,355)	—		(29,255)		(58,002)
Provision for (benefit from) income taxes	195	31	(4,491)	2	—		4,756	(v)	493

Net loss	$(7,725)	$(6,673)	$(7,729)	$(2,357)	$—		$(34,011)		$(58,495)

Net loss per share, basic and diluted	$(0.25)	$(0.82)	$(0.41)	$(2.27)					$(1.41)
Weighted-average number of shares, basic and diluted	30,332	8,118	18,678	1,040					41,405
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Omniture, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2007

	Nine Months	Two Months
	Ended	Ended
	September 30,	February 28,	Nine Months Ended
	2007	2007	September 30, 2007
		Touch	Visual				Pro Forma		Pro Forma
	Omniture	Clarity	Sciences	Offermatica	Reclassifications		Adjustments		Combined
	(in thousands, except per share data)
Revenues:
Subscription	$92,282	$834	$49,811	$—	$6,549	(C)	$(33)	(o)	$149,443
Net revenue	—	—	—	8,314	(8,314)	(C)	—		—
License	—	—	4,498	—	—		—		4,498
Advertising	—	—	1,377	—	(1,377)	(A)	—		—
Professional services and other	7,732	6	4,940	—	1,377	(A)	—		15,820
					1,765	(C)

Total revenues	100,014	840	60,626	8,314	—		(33)		169,761
Cost of revenues:
Cost of revenues	—	—	15,715	—	(15,715)	(B)	—		—
Subscription	32,573	344	—	—	10,295	(B)	(202)	(q)	54,246
					1,260	(D)	9,799	(s)
					38	(F)	139	(t)
Engineering	—	—	—	1,260	(1,260)	(D)	—		—
Amortization of intangible assets	—	—	2,192	—	—		(2,192)	(p)	—
Professional services and other	4,747	32	—	2,226	5,420	(B)	(948)	(q)	11,710
					115	(F)	(705)	(r)
							823	(t)

Total cost of revenues	37,320	376	17,907	3,486	153		6,714		65,956

Gross profit	62,694	464	42,719	4,828	(153)		(6,747)		103,805
Operating expenses:
Sales and marketing	44,383	728	20,563	3,972	121	(F)	(2,280)	(q)	76,661
							7,595	(s)
							1,579	(t)
Research and development	11,768	440	8,952	—	1,733	(E)	(1,522)	(q)	22,637
					60	(F)	1,206	(t)
General and administrative	16,642	484	13,534	—	4,544	(E)	(3,349)	(q)	33,417
					(334)	(F)	1,896	(t)
Engineering and operations	—	—	—	6,277	(6,277)	(E)	—		—
Amortization of intangible assets	—	—	1,902	—	—		(1,902)	(p)	—

Total operating expenses	72,793	1,652	44,951	10,249	(153)		3,223		132,715

Loss from operations	(10,099)	(1,188)	(2,232)	(5,421)	—		(9,970)		(28,910)
Interest income	3,749	18	459	—	—		(3,496)	(u)	730
Interest expense	(686)	(20)	(754)	(123)	—		—		(1,583)
Other (expense) income, net	(365)	264	(51)	—	—		—		(152)

Loss before provision for income taxes	(7,401)	(926)	(2,578)	(5,544)	—		(13,466)		(29,915)
Provision for (benefit from) income taxes	201	—	(921)	3	—		1,221	(v)	504

Net loss	$(7,602)	$(926)	$(1,657)	$(5,547)	$—		$(14,687)		$(30,419)

Net loss per share, basic and diluted	$(0.15)	$(0.11)	$(0.08)	$(5.14)					$(0.48)
Weighted-average number of shares, basic and diluted	51,806	8,156	20,165	1,080					63,608
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1. Basis of Presentation
     The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
Note 2. Acquisition of Touch Clarity Limited
     On March 1, 2007, Omniture acquired all of the outstanding voting stock of Touch Clarity, a provider of enterprise, on-demand, automated onsite behavioral targeting and optimization solutions based in London, England. Omniture purchased Touch Clarity to acquire key personnel and technology. The results of operations of Touch Clarity are included in Omniture’s results of operations from the acquisition date.
     The preliminary aggregate purchase price was approximately $61.2 million, which consisted of (1) initial cash consideration of $16.0 million paid upon the closing of the acquisition, (2) the fair value of substituted options, (3) acquisition-related costs, (4) a license payment to NetRatings of approximately $0.5 million related to the Touch Clarity acquisition, which Omniture elected to make in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006 and (5) additional deferred consideration consisting of $13.5 million paid in cash and the issuance of approximately 0.8 million shares of Omniture common stock.
     In connection with the closing of the acquisition, the holders of both vested and unvested options to purchase shares of Touch Clarity common stock received replacement options to purchase shares of Omniture’s common stock (“Replacement Options”) with effectively the same intrinsic value at the acquisition date as the Touch Clarity options which were replaced. The $7.3 million fair value of the Replacement Options included in the purchase price was estimated using the Black-Scholes-Merton option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The more significant assumptions used in estimating the fair value of these stock options include expected volatility of 60%, expected option term of between 4.0 years and 5.7 years based on the age of the original award and a risk-free interest rate of 4.5%.
     The following table summarizes the preliminary allocation of the purchase price for Touch Clarity and the estimated useful lives for the acquired intangible assets (in thousands):

Net tangible liabilities assumed	$(5,041)
Acquired intangibles:
Existing technology (seven-year estimated useful life)	14,300
Customer contracts and related relationships (seven-year estimated useful life)	3,700
Core technology (six-year estimated useful life)	3,300
Patent license (five-year estimated useful life)	166
Goodwill	44,806

Total preliminary purchase price	$61,231

     Except for deferred revenues, the Touch Clarity tangible assets and liabilities assumed by Omniture were valued at their respective carrying amounts at the acquisition date, as Omniture believes these amounts approximated their current fair value. Deferred revenues were reduced to their estimated fair value, which represented an amount equivalent to the estimated costs of fulfilling the remaining contractual obligations associated with these deferred revenues. Subscription revenues were reduced in the unaudited pro forma condensed combined statements of operations to reflect the impact of this reduction in fair value on revenues.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
     The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.
     Omniture may also be required to pay up to an additional $3.0 million in consideration during the quarter ended March 31, 2008, contingent upon the achievement by Omniture of certain revenue milestones during the year ended December 31, 2007. This contingent consideration would increase the aggregate purchase price and goodwill.
Note 3. Acquisition of Offermatica Corporation
     On December 13, 2007, Omniture acquired all of the outstanding voting stock of Offermatica, an on-demand provider of A/B and multivariate testing solutions that enable companies to define and test the structure and other elements of their websites.
     The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation by Omniture management of the Offermatica purchase price to identifiable tangible and intangible net assets acquired and the excess purchase price to goodwill.
     The preliminary estimated total purchase price of the acquisition is as follows (in thousands):

Cash consideration	$30,000
Fair value of Omniture common stock to be issued, net of issuance costs	26,188
Direct transaction costs	1,400
NetRatings license payment	934

Total preliminary estimated purchase price	$58,522

     Under the purchase method of accounting, the total preliminary estimated purchase price as shown in the table above is allocated to Offermatica’s net tangible and intangible assets based on their estimated fair values at the date of the completion of the acquisition. The following table summarizes the preliminary allocation of the purchase price for Offermatica and the estimated useful lives for the acquired intangible assets assuming the acquisition was consummated on September 30, 2007 (in thousands):

Net tangible liabilities assumed	$(7,090)
Acquired intangibles:
Existing technology (four-year estimated useful life)	10,700
Customer contracts and related relationships (six-year estimated useful life)	5,200
Core technology (four-year estimated useful life)	2,200
Trade name / trademarks (8 month estimated useful life)	100
Patent license (five-year estimated useful life)	537
Goodwill	46,875

Total preliminary estimated purchase price	$58,522

     A preliminary estimate of $7.1 million has been allocated to Offermatica’s net tangible liabilities assumed and approximately $18.7 million has been allocated to identifiable intangible assets acquired. The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.
     Except for deferred revenues, the tangible assets and liabilities assumed were valued at their respective carrying amounts assuming the acquisition occurred on September 30, 2007, as management believes these amounts approximated their current fair value. Deferred revenues were reduced by Omniture to their estimated fair value, which represented an amount equivalent to the estimated costs of fulfilling the remaining contractual obligations associated with these deferred revenues. This balance was reduced to its estimated fair value in the unaudited pro forma condensed combined balance sheet. Subscription revenues were reduced in the unaudited pro forma condensed combined statements of operations to reflect the impact of this reduction in fair value on revenues.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
     The estimates and assumptions associated with the valuations of the acquired intangible assets and deferred revenues are subject to change upon finalization of the preliminary valuation.
     In 2007, prior to the acquisition, Offermatica’s Board of Directors accelerated the vesting on substantially all unvested stock options. Immediately prior to the closing of the acquisition, all holders of stock options to purchase Offermatica common stock exercised their outstanding options. As a result, there were no outstanding options assumed by Omniture in this acquisition.
     The final purchase price and allocation may differ from that reflected above after final asset and liability valuations are performed, and a detailed review of all assets and liabilities, including income taxes and potential adjustments to the working capital acquired at closing, have been completed. The final purchase price allocation is expected to be completed by June 30, 2008. Management does not expect any changes to the purchase price allocation to materially increase or decrease depreciation and amortization expense for any given period, but they may have a material effect on the amount of recorded goodwill.
Note 4. Acquisition of Visual Sciences, Inc.
     On October 25, 2007, Omniture entered into a merger agreement with Visual Sciences and Voyager Acquisition Corp, pursuant to which Voyager Acquisition Corp will be merged with and into Visual Sciences, with Visual Sciences continuing after the merger as the surviving corporation and a wholly-owned subsidiary of Omniture. The acquisition will be accounted for under the purchase method of accounting.
     Under the terms of the merger agreement, each outstanding share of Visual Sciences common stock will be converted into and represent the right to receive 0.49 of a share of Omniture common stock and $2.39 in cash. The acquisition is intended to qualify as a tax-free reorganization for federal income tax purposes. In connection with the acquisition, options to purchase Visual Sciences common stock that are outstanding at the time of closing will be assumed by Omniture and converted into options to purchase shares of Omniture common stock, based on an option exchange ratio pursuant to the terms of the merger agreement. Pursuant to the merger agreement, the actual number of options to purchase shares of Omniture common stock assumed pursuant to the assumption of Visual Sciences stock options will vary depending upon the average closing sales price of Omniture’s common stock for the ten most recent trading days ending on the last trading day prior to the closing of the merger.
     The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation by Omniture management of the Visual Sciences purchase price to identifiable tangible and intangible net assets acquired and the excess purchase price to goodwill. The preliminary Visual Sciences purchase price allocation is based upon an estimated total purchase price of approximately $431.4 million. This amount is derived from the issuance of 10.1 million shares of Omniture common stock, based on outstanding common stock of Visual Sciences at September 30, 2007 and an exchange ratio of 0.49 shares of Omniture common stock for each share of Visual Sciences common stock, at a price of $34.57, the average closing price of Omniture’s common stock for the two days prior to, the day of and the two days subsequent to the public announcement of entering into the merger agreement. The actual number of shares of Omniture common stock to be issued in connection with the acquisition will be based on the actual number of Visual Sciences shares issued and outstanding at the time the acquisition closes. Each outstanding share of Visual Sciences common stock will also receive $2.39 in cash, representing total cash consideration of approximately $49.4 million. The purchase price also includes the estimated fair value of Visual Sciences stock options of $13.6 million assumed by Omniture, based upon the option exchange ratio pursuant to the terms of the merger agreement, estimated direct transaction costs of $17.0 million and a payment to NetRatings of $2.3 million pursuant to the Settlement and Patent Cross-License Agreement entered into between NetRatings and Visual Sciences in August 2007, which is due upon completion of the acquisition. Vested Visual Sciences stock options assumed by Omniture are considered part of the purchase price.
     The fair value of Visual Sciences stock options assumed was estimated using the Black-Scholes-Merton option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The more significant assumptions used in estimating the fair value of these stock options include expected volatility of 55%, expected option term of between 0.6 years and 4.8 years based on the age of the original award and a risk-free interest rate of between 4.0% and 4.2%.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
     The preliminary estimated total purchase price of the acquisition is as follows (in thousands):

Cash consideration	$49,406
Fair value of Omniture common stock to be issued, net of issuance costs	349,150
Fair value of options assumed	13,591
Direct transaction costs	17,000
NetRatings license payment	2,250

Total preliminary estimated purchase price	$431,397

     Under the purchase method of accounting, the total preliminary estimated purchase price as shown in the table above is allocated to Visual Sciences’ net tangible and intangible assets based on their estimated fair values at the date of the completion of the acquisition. The following table summarizes the preliminary allocation of the purchase price for Visual Sciences and the estimated useful lives for the acquired intangible assets (in thousands):

Net tangible liabilities assumed	$(27,385)
Acquired intangibles:
Existing technology (four-year estimated useful life)	19,200
Customer contracts and related relationships (seven-year estimated useful life)	64,100
Core technology (four-year estimated useful life)	8,600
Maintenance agreements and related relationships (seven-year estimated useful life)	5,600
Patent license (five-year estimated useful life)	7,000
Goodwill	354,282

Total preliminary estimated purchase price	$431,397

     A preliminary estimate of $27.4 million has been allocated to Visual Sciences’ net tangible liabilities assumed and approximately $104.5 million has been allocated to identifiable intangible assets acquired. The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.
     Deferred revenues were reduced by Omniture to their estimated fair value, which represented an amount equivalent to the estimated costs of fulfilling the remaining contractual obligations associated with these deferred revenues. This balance was reduced to its estimated fair value in the unaudited pro forma condensed combined balance sheet. Subscription revenues were reduced in the unaudited pro forma condensed combined statements of operations to reflect the impact of this reduction in fair value on revenues.
     The allocation of the preliminary purchase price also reflects the effect of recording by Omniture of a full valuation allowance against Visual Sciences’ deferred tax assets, due to uncertainty associated with the timing and amount of any future profitability of the combined company. These deferred tax asset balances were reduced to zero in the unaudited pro forma condensed combined balance sheet. As a result of recording full valuation allowances against these deferred tax assets, income tax expense in the unaudited pro forma condensed combined statements of operations have been adjusted to eliminate the tax benefits associated with losses before provision for income taxes.
     Upon completion of the fair value assessment after the Visual Sciences acquisition is completed, Omniture anticipates that the final purchase price allocation will differ from the preliminary assessment provided above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and the residual amounts will be allocated as an increase or decrease to goodwill.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
Note 5. Pro Forma Condensed Combined Financial Statements
     The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Omniture, Touch Clarity, Visual Sciences and Offermatica after giving effect to the Touch Clarity, Visual Sciences and Offermatica acquisitions and adjustments described in these footnotes, and are intended to reflect the impact of these acquisitions on Omniture.
     The unaudited pro forma condensed combined balance sheet reflects the acquisitions of Visual Sciences and Offermatica as if they had been consummated on September 30, 2007 and includes pro forma adjustments for preliminary valuations of certain assets and liabilities by Omniture management. These adjustments are subject to further revision upon the finalization of the Offermatica valuations and upon completion of the contemplated acquisition of Visual Sciences and related valuations. Touch Clarity’s balance sheet is included within Omniture’s historical consolidated September 30, 2007 balance sheet.
     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines Omniture’s historical results for the year ended December 31, 2006 with Touch Clarity’s, Visual Sciences’ and Offermatica’s historical results for the year ended December 31, 2006. The Touch Clarity condensed consolidated statement of operations has been converted from British pounds to U.S. dollars at the average daily exchange rate for the year ended December 31, 2006 of 1.8398 U.S. dollars per British pound.
     The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 combines Omniture’s historical results for the nine months ended September 30, 2007, which include Touch Clarity’s results beginning March 2007, with Touch Clarity’s historical results for the two-month period ended February 28, 2007 and both Visual Sciences’ and Offermatica’s historical results for the nine months ended September 30, 2007. The Touch Clarity condensed consolidated statement of operations for the two-month period ended February 28, 2007 has been converted from British pounds to U.S. dollars at the average daily exchange rate for the first two months of 2007 of 1.9642 U.S. dollars per British pound.
     The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Omniture’s, Touch Clarity’s, Visual Sciences’ and Offermatica’s operations.
Note 6. Reclassifications
     Certain reclassifications have been made to conform Touch Clarity’s, Visual Sciences’ and Offermatica’s historical reported results to Omniture’s historical basis of presentation. The reclassifications are as follows:
A.	To reclassify Visual Sciences’ advertising revenues to professional services and other revenues to conform to Omniture’s presentation.

B.	To allocate Visual Sciences’ cost of revenues based on the revenue classifications presented to conform to Omniture’s presentation.

C.	To reclassify Offermatica’s net revenue to subscription revenues and professional services and other revenues to conform to Omniture’s presentation.

D.	To reclassify Offermatica’s engineering cost of revenues to cost of subscription revenues to conform to Omniture’s presentation.

E.	To allocate Offermatica’s engineering and operations expense based on the operating expense classifications presented to conform to Omniture’s presentation.

F.	To allocate Offermatica’s common operating costs including rent expense, depreciation expense and certain payroll tax expenses to conform to Omniture’s presentation.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
Note 7. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price, amounts related to Touch Clarity’s, Visual Sciences’ and Offermatica’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, along with the amortization expense related to the estimated identifiable intangible assets and stock-based compensation, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.
     There were no significant intercompany balances and transactions between Omniture, Touch Clarity, Visual Sciences and Offermatica at the dates and for the periods of these pro forma condensed combined financial statements.
     The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Omniture, Touch Clarity, Visual Sciences and Offermatica filed consolidated income tax returns during the periods presented.
     Except for $5.0 million in employee retention bonuses due to certain Visual Sciences personnel contingent upon closing of the Visual Sciences acquisition, which are included in the Visual Sciences preliminary aggregate purchase price, the unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the Visual Sciences acquisition, as management of Omniture and Visual Sciences are in the process of making these assessments, and estimates of these costs are not currently known. However, additional liabilities may be recorded for severance or relocation costs related to Visual Sciences employees, costs of vacating certain leased facilities, or other costs associated with exiting activities of Visual Sciences that would affect amounts in the unaudited pro forma condensed combined financial statements. Any such liabilities would be recorded as adjustments to the Visual Sciences purchase price and increase goodwill. In addition, Omniture may incur significant restructuring charges upon consummation of the Visual Sciences acquisition or in subsequent quarters for severance or relocation costs related to Omniture employees, costs of vacating certain leased facilities of Omniture, or other costs associated with exiting activities of Omniture. Any such restructuring charges would be recorded as an expense in the consolidated statement of operations in the period in which they were incurred.
     The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
a.	To record the following cash consideration paid in the Visual Sciences and Offermatica acquisitions (in thousands):

Visual Sciences	$(49,406)
Offermatica	(30,000)

Total	$(79,406)

b.	To record a full valuation allowance against Visual Sciences’ deferred tax assets.

c.	To reduce Visual Sciences’ property and equipment to its estimated fair value.

d.	To eliminate Visual Sciences’ historical intangible assets.

e.	To eliminate Visual Sciences’ historical goodwill.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
f.	To accrue the following costs related to the Visual Sciences and Offermatica acquisitions (in thousands):

	Visual
	Sciences	Offermatica	Total
Direct costs related to the transaction, including stock issuance costs	$18,000	$1,500	$19,500
Additional payment due to NetRatings	2,250	934	3,184

Total	$20,250	$2,434	$22,684

g.	To eliminate both Visual Sciences’ and Offermatica’s historical stockholders’ equity and Offermatica’s convertible preferred stock.

h.	To record the preliminary fair value of Visual Sciences’ identifiable intangible assets, comprised of the following (dollars in thousands):

		Annual
	Preliminary	Amortization	Estimated
	Asset Fair Value	Expense	Useful Life
Existing technology	$19,200	$4,800	4 years
Customer contracts and related relationships	64,100	9,157	7 years
Core technology	8,600	2,150	4 years
Maintenance agreements and related relationships	5,600	800	7 years
Patent licenses	7,000	1,400	5 years

Total	$104,500	$18,307

i.	To record the preliminary fair value of Offermatica’s identifiable intangible assets, comprised of the following (dollars in thousands):

		Annual
	Preliminary	Amortization	Estimated
	Asset Fair Value	Expense	Useful Life
Existing technology	$10,700	$2,675	4 years
Customer contracts and related relationships	5,200	867	6 years
Core technology	2,200	550	4 years
Trade name / trademarks	100	100	8 months
Patent licenses	537	107	5 years

Total	$18,737	$4,299

j.	To record goodwill related to the Visual Sciences and Offermatica acquisitions as follows (in thousands):

Visual Sciences	$354,282
Offermatica	46,875

Total	$401,157

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
k.	To record the fair value of Omniture common stock exchanged in the Visual Sciences and Offermatica acquisitions as follows (in thousands):

		Additional Paid-
	Common Stock	In Capital	Total
Visual Sciences	$10	$349,140	$349,150
Offermatica	1	26,187	26,188

Total	$11	$375,327	$375,338

l.	To record the fair value of Visual Sciences’ stock options assumed by Omniture in the Visual Sciences acquisition that were vested as of September 30, 2007.
m.	To record the following differences between the preliminary fair value and the historical amount of Visual Sciences’ and Offermatica’s deferred revenues (in thousands):

Visual Sciences	$(9,265)
Offermatica	(100)

Total	$(9,365)

n.	To record the following deferred tax liabilities related to the difference between the book and tax bases of Visual Sciences’ and Offermatica’s identifiable intangible assets, based on an effective tax rate of 37.3% (in thousands):

Visual Sciences	$38,978
Offermatica	6,989

Total	$45,967

o.	To record the following reductions in Touch Clarity’s, Visual Sciences’ and Offermatica’s subscription revenues resulting from the reduction in deferred revenues to their fair value (in thousands):

	Touch Clarity	Visual Sciences	Offermatica	Total
Year ended December 31, 2006	$(195)	$(9,265)	$(100)	$(9,560)
Nine months ended September 30, 2007	$(33)	$—	$—	$(33)
p.	To eliminate Visual Sciences’ historical amortization of intangible assets.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
q.	To eliminate Visual Sciences’ and Offermatica’s historical stock-based compensation expense as follows (in thousands):

	Year Ended December 31, 2006			Nine Months Ended September 30, 2007
	Visual			Visual
	Sciences	Offermatica	Total	Sciences	Offermatica	Total
Cost of subscription revenues	$(335)	$—	$(335)	$(152)	$(50)	$(202)
Cost of professional services and other	(2,024)	—	(2,024)	(919)	(29)	(948)
Sales and marketing	(3,791)	—	(3,791)	(1,753)	(527)	(2,280)
Research and development	(2,555)	—	(2,555)	(1,185)	(337)	(1,522)
General and administrative	(2,719)	(36)	(2,755)	(1,809)	(1,540)	(3,349)

Total	$(11,424)	$(36)	$(11,460)	$(5,818)	$(2,483)	$(8,301)

r.	To reduce Visual Sciences’ historical depreciation expense resulting from the reduction in property and equipment to its fair value.

s.	To record the following amounts for amortization of intangible assets acquired in the Touch Clarity, Visual Sciences and Offermatica acquisitions (in thousands):

	Year Ended				Nine Months Ended
	December 31, 2006				September 30, 2007
	Touch	Visual			Touch	Visual
	Clarity	Sciences	Offermatica	Total	Clarity	Sciences	Offermatica	Total
Cost of subscription revenues	$2,626	$9,150	$3,332	$15,108	$438	$6,862	$2,499	$9,799
Sales and marketing	463	9,157	967	10,587	77	6,868	650	7,595

Total	$3,089	$18,307	$4,299	$25,695	$515	$13,730	$3,149	$17,394

t.	To record stock-based compensation expense related to options exchanged in conjunction with the Touch Clarity acquisition and stock-based awards assumed in conjunction with the Visual Sciences acquisition:

	Year Ended			Nine Months Ended
	December 31, 2006			September 30, 2007
	Touch	Visual		Touch	Visual
	Clarity	Sciences	Total	Clarity	Sciences	Total
Cost of subscription revenues	$35	$194	$229	$6	$133	$139
Cost of professional services, license and other revenues	28	1,191	1,219	5	818	823
Sales and marketing	59	2,659	2,718	10	1,569	1,579
Research and development	70	1,917	1,987	12	1,194	1,206
General and administrative	113	3,315	3,428	18	1,878	1,896

Total	$305	$9,276	$9,581	$51	$5,592	$5,643

u.	To record the reduction in interest income due to the lower cash and cash equivalents and short-term investment balances resulting from the $16.0 million, $49.4 million and $30.0 million payments of cash consideration due upon closing of the Touch Clarity, Visual Sciences and Offermatica acquisitions, respectively. The reduction in interest income resulting from the payment related to the Touch Clarity acquisition was based on Omniture’s average yield earned during the year ended December 31, 2006 and the first two months of 2007. The reduction in interest income related to the Visual Sciences and Offermatica acquisitions was based on Omniture’s average yield earned during the year ended December 31, 2006 and the nine months ended September 30, 2007.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
v.	To eliminate the benefit from income taxes resulting from the loss before income taxes, due to the uncertainty related to the amount and timing of when this benefit may be realized.
w.	To eliminate the $2.0 million in Offermatica notes payable, which was repaid through the initial $30.0 million of cash consideration, paid upon closing of the acquisition.
Note 8. Pro Forma Net Loss Per Share
     Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following:
a.	The number of Omniture weighted-average shares used in computing historical net loss per share, basic and diluted;

b.	The number of Visual Sciences weighted-average shares used in computing historical net loss per share, basic and diluted multiplied by the exchange ratio of 0.49;

c.	The number of Omniture common shares issued to the former Touch Clarity shareholders as consideration for that acquisition; and

d.	The number of Omniture common shares issued to the former Offermatica shareholders as consideration for that acquisition.